CONSENT OF AUTHOR

David Dreisinger, Ph.D., P.Eng.
5233 Bentley Crescent
Delta, B.C., Canada V4K4K2

US Securities and Exchange Commission

"I consent to the statements attributed to me respecting the technical report entitled "Technical Report on the Campo Morado Project and Update on Metallurgy and Mineral Resources in the Reforma, Naranjo and El Rey Deposits, Guerrero State, Mexico" included in the registration statement on the Amended Form 20-F, dated June 23, 2006, filed by Farallon Resources Ltd. with the United States Securities and Exchange Commission."

Dated this 23 day of June 2006

/s/ David Dreisinger

David Dreisinger, Ph.D., P.Eng.